Exhibit 32.1

Certification Under Section 906 of the Sarbanes-Oxley Act of 2002
(United States Code, Title 18, Chapter 63, Section 1350)
Accompanying Quarterly Report on Form 10-Q of
Investment Technology Group, Inc. for the Quarter Ended March 31, 2005

In connection with the Quarterly Report on Form 10-Q of Investment Technology Group, Inc. (the “Company”) for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Raymond L. Killian, Jr., as Chief Executive Officer of the Company, and Howard C. Naphtali, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. (§)1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Raymond L. Killian Jr.	/s/ Howard C. Naphtali
Raymond L. Killian, Jr.	Howard C. Naphtali
Chief Executive Officer	Chief Financial Officer
May 9, 2005	May 9, 2005

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.